CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SEAVIEW VIDEO TECHNOLOGY, INC.

     The undersigned, being the President of SEAVIEW VIDEO TECHNOLOGY, INC. a corporation existing under the laws of the State of Nevada, does hereby certify under the seal of the said corporation as follows:

     1. The certificate of incorporation of the Corporation is hereby amended by replacing Article 1, in its entirety, with the following:

     "ARTICLE 1: The name of the corporation is Powerlinx Inc."


     2. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of the General Corporation Law of the State of Nevada.

     3.      This amendment shall be effective on December 8, 2003.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by George Bernardich, its President, this 2nd day of December 2003.

                         SEAVIEW VIDEO TECHNOLOGY, INC.


                       By:_______________________________
                          George Bernardich, President